Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Financial Statements
As of December 31, 2023 and 2022 and for the years then ended and Independent Auditor’s Report

CREDIT OPPORTUNITIES PARTNERS JV, LLC
Index
December 31, 2023

Deloitte & Touche LLP 555 Mission Street Suite 1400 San Francisco, CA 94105 USA Tel: +1 415 783 4000 www.deloitte.com

INDEPENDENT AUDITOR’S REPORT

To the Members of Credit Opportunities Partners JV, LLC:

Opinion

We have audited the consolidated financial statements of Credit Opportunities Partners JV, LLC and subsidiaries (the “Company”), which comprise the consolidated statements of assets and liabilities, including the consolidated schedules of investments, as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations, changes in its members’ equity and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

February 26, 2024

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Assets and Liabilities

	December 31,
	2023	2022
Assets
Investments, at fair value (amortized cost of $3,668,840,462 and $3,755,503,700, respectively)	$3,470,828,104	$3,562,861,807
Cash	171,010,458	106,070,686
Interest receivable	58,630,885	44,934,466
Receivable for investments sold and repaid	14,233,310	3,103,692
Deferred financing costs	9,722,726	9,392,803
Unrealized appreciation on foreign currency forward contracts	5,028,542	25,540,554
Foreign currency (cost of $13,238,592 and $69,366,508, respectively)	13,607,252	70,207,723
Total assets	$3,743,061,277	$3,822,111,731
Liabilities
Debt (net of deferred financing costs of $2,782,278 and $3,870,706, respectively)	$1,840,137,448	$1,913,408,792
Payable for investments purchased	206,518,398	178,307,437
Distributions payable	58,000,000	60,000,000
Interest payable	25,300,738	20,324,348
Unrealized depreciation on foreign currency forward contracts	13,059,999	13,659,509
Administrative services expense payable	2,285,927	2,436,485
Other accrued expenses and liabilities	1,328,209	1,672,746
Total liabilities	$2,146,630,719	$2,189,809,317
Members' equity (1,871,175 and 1,871,175 units outstanding, respectively)	$1,596,430,558	$1,632,302,414
Members' equity per unit	$853.17	$872.34
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Operations

	For the Year Ended December 31,
	2023	2022
Investment income
Interest income	$345,832,668	$271,960,514
Dividend income	26,707,168	22,479,905
Fee income	8,281,165	6,426,570
Total investment income	380,821,001	300,866,989

Operating expenses
Interest expense	123,490,771	69,558,301
Administrative services expenses	9,273,205	10,212,465
Custody and administrative fees	1,632,951	1,321,067
Professional services expenses	566,527	138,071
Other expenses	695,486	355,761
Total operating expenses	135,658,940	81,585,665
Income tax expense	430,135	61,069
Net operating expenses	136,089,075	81,646,734
Net investment income	244,731,926	219,220,255

Net realized and unrealized gain (loss)
Net realized gain (loss) on investments	(8,563,462)	21,480,138
Net realized gain (loss) on foreign currency forward contracts	13,037,709	24,855,033
Net realized gain (loss) on foreign currency transactions	1,289,848	3,754,550
Net realized gain (loss)	5,764,095	50,089,721
Net change in unrealized appreciation (depreciation) on investments	(5,370,465)	(246,482,320)
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(19,912,502)	18,603,521
Net change in unrealized gain (loss) on foreign currency translation	(11,084,910)	22,235,798
Net change in unrealized appreciation (depreciation)	(36,367,877)	(205,643,001)
Total net realized and unrealized gain (loss)	(30,603,782)	(155,553,280)
Net increase (decrease) in Members' equity resulting from operations	$214,128,144	$63,666,975
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Changes in Members’ Equity

	For the Year Ended December 31,
	2023	2022
Operations
Net investment income	$244,731,926	$219,220,255
Net realized gain (loss) on investments, foreign currency forward contracts and foreign currency transactions	5,764,095	50,089,721
Net change in unrealized appreciation (depreciation) on investments, foreign currency forward contracts and foreign currency translation	(36,367,877)	(205,643,001)
Net increase (decrease) in Members' equity resulting from operations	214,128,144	63,666,975

Distributions to shareholders from
Net investment income	(250,000,000)	(227,000,000)
Net decrease in Members' equity resulting from shareholders' distributions	(250,000,000)	(227,000,000)

Issuance of units	—	200,000,000
Net increase in Members' equity	—	200,000,000
Total increase (decrease) in Members' equity	(35,871,856)	36,666,975
Members' equity at beginning of year	1,632,302,414	1,595,635,439
Members' equity at end of year	$1,596,430,558	$1,632,302,414
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2023	2022
Operating Activities:
Net increase (decrease) in net assets resulting from operations	$214,128,144	$63,666,975
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of investments	(634,538,919)	(1,217,947,096)
Payment-in-kind interest capitalized	(11,239,073)	(11,558,237)
Proceeds from sales of investments	725,921,542	708,177,971
Proceeds from principal payments	7,181,875	2,150,062
Net realized (gains) losses on investments	8,563,462	(21,168,580)
Net change in unrealized (appreciation) depreciation on investments	5,370,465	246,482,320
Net change in unrealized (appreciation) depreciation on foreign currency forward contract	19,912,502	(18,603,521)
Net change in unrealized (gain) loss on foreign currency translation	11,021,415	(22,217,419)
Amortization of premium/discount - net	(9,225,649)	(9,007,554)
Amortization of deferred financing costs	3,847,446	1,243,085
Decrease (increase) in receivable for investments sold and repaid	(11,129,618)	(667,822)
Decrease (increase) in interest receivable	(13,696,419)	(10,829,677)
Increase (decrease) in payable for investments purchased	28,210,961	(382,257,882)
Increase (decrease) in interest payable	4,976,390	6,734,151
Increase (decrease) in administrative services expense payable	(150,558)	276,607
Increase (decrease) in other accrued expenses and liabilities	(344,537)	(1,340,917)
Net cash provided by (used in) operating activities	348,809,429	(666,867,534)

Financing Activities:
Contributions	—	200,000,000
Distributions paid	(252,000,000)	(214,500,000)
Deferred financing costs paid	(3,088,941)	(3,304,238)
Borrowing under revolving credit facilities	281,302,213	665,123,090
Repayments of revolving credit facilities	(366,683,400)	(170,939,593)
Net cash provided by (used in) financing activities	(340,470,128)	476,379,259
Effect of exchange rate changes on cash	—	1,097,457
Net increase (decrease) in cash	8,339,301	(189,390,818)
Cash and cash denominated in foreign currency, beginning of year	176,278,409	365,669,227
Cash and cash denominated in foreign currency, end of year (1)	$184,617,710	$176,278,409

Supplemental disclosure:
Cash paid for interest	$114,666,935	$61,581,065
Local and excise taxes paid	$424,407	$—
_______________
(1)As of December 2023 and 2022, balance includes cash of $171,010,458 and $106,070,686, respectively, and cash denominated in foreign currency of $13,607,252 and $70,207,723, respectively.
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Senior Secured Loans—First Lien—162.4%
48Forty Solutions LLC	(e)(o)	Commercial & Professional Services	SF+600	1.0%	11/30/26		$19,158,250	$19,029,593	$18,173,942
Accuride Corp	(h)(j)	Capital Goods	SF+525, 1.6% PIK (1.6% Max PIK)	1.0%	5/18/26	17,535,491		17,506,864	14,554,458
Advania Sverige AB	(e)(o)	Software & Services	SR+610, 0.0% PIK (3.3% Max PIK)	0.0%	4/28/28	SEK	587,977,850	66,857,616	57,347,270
Advania Sverige AB	(e)(o)	Software & Services	R+610, 0.0% PIK (3.3% Max PIK)	0.0%	4/28/28	ISK	1,644,903,680	12,884,271	11,902,390
Affordable Care Inc	(e)(h)(o)	Health Care Equipment & Services	SF+550	0.8%	8/2/28		$75,939,767	75,611,593	75,211,811
Alacrity Solutions Group LLC	(e)(j)(o)	Insurance	SF+525	0.8%	12/22/28	31,571,823		30,996,766	31,205,922
Alera Group Intermediate Holdings Inc	(e)(k)(o)	Insurance	SF+600	0.8%	10/2/28	31,931,171		31,583,701	31,931,171
Alstom SA	(g)(p)	Transportation	SF+550, 4.5% PIK (4.5% Max PIK)	1.0%	8/29/24	6,451,680		5,362,108	2,526,898
American Vision Partners	(e)(k)(o)	Health Care Equipment & Services	SF+600	0.8%	9/30/27	39,799,489		39,074,071	38,307,008
Amerivet Partners Management Inc	(e)(h)	Health Care Equipment & Services	SF+550	0.8%	2/25/28	17,792,680		17,253,562	17,639,753
Ammeraal Beltech Holding BV	(h)(k)	Capital Goods	E+375	0.0%	7/30/25		€1,121,536	1,174,787	1,234,273
Apex Group Limited	(h)	Financial Services	SF+375	0.5%	7/27/28		$4,137,826	4,141,917	4,127,481
Apex Group Limited	(h)	Financial Services	E+400	0.0%	7/27/28		€1,600,000	1,854,991	1,750,090
Arcfield Acquisition Corp	(e)(o)	Capital Goods	SF+625	0.8%	8/4/29		$7,998,750	7,942,025	8,005,965
Arcos LLC/VA	(e)(h)(j)	Software & Services	SF+300, 3.3% PIK (3.3% Max PIK)	1.0%	4/20/28	22,457,664		22,315,036	20,127,187
Ardonagh Group Ltd	(e)(h)	Insurance	SA+725	0.8%	7/14/26		£3,767,607	4,727,452	4,799,934
Ardonagh Group Ltd	(e)(h)	Insurance	E+725	1.0%	7/14/26		€480,155	551,276	528,433
Ardonagh Group Ltd	(e)(j)(k)(o)	Insurance	SF+600	0.8%	7/14/26		$54,787,266	54,387,494	53,552,103
Arrotex Australia Group Pty Ltd	(e)(h)(j)	Pharmaceuticals, Biotechnology & Life Sciences	B+675	1.0%	6/30/28	A$	70,822,383	44,497,254	47,809,180
athenahealth Inc	(k)	Health Care Equipment & Services	SF+325	0.5%	2/15/29		$7,037,119	6,388,402	7,016,007
Barbri Inc	(e)(h)	Consumer Services	SF+575	0.8%	4/28/28	46,761,312		46,775,342	45,472,140
Belk Inc		Consumer Discretionary Distribution & Retail	P+650	2.0%	7/31/25	636,703		634,988	579,400
Belk Inc	(g)(p)	Consumer Discretionary Distribution & Retail	5.0%, 8.0% PIK (8.0% Max PIK)		7/31/25	3,077,282		1,604,054	571,220
BGB Group LLC	(e)(h)(o)	Media & Entertainment	SF+575	1.0%	8/16/27	53,801,461		53,481,383	52,591,462
Bloom Fresh International Limited	(e)(h)(j)	Food, Beverage & Tobacco	SF+575	0.5%	8/9/30	33,038,301		32,413,877	32,425,386
Bugaboo International BV	(e)(h)	Consumer Durables & Apparel	E+700, 0.0% PIK (7.8% Max PIK)	0.0%	3/20/25		€34,984,429	41,094,180	38,694,539
CFC Underwriting Ltd	(e)(h)(j)	Insurance	SF+500, 0.0% PIK (2.8% Max PIK)	0.5%	5/16/29		$39,458,838	39,176,745	39,853,427
Cision Ltd		Software & Services	SF+375	0.0%	1/29/27	3,769,617		3,443,103	2,664,987
Clarience Technologies LLC	(e)(j)(k)	Capital Goods	SF+625	1.0%	12/14/26	40,604,843		39,792,746	40,604,843
ClubCorp Club Operations Inc	(j)(k)	Consumer Services	SF+500	0.0%	9/18/26	27,654,422		26,389,170	26,781,648
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Creation Technologies Inc	(k)	Technology Hardware & Equipment	SF+550	0.5%	10/5/28		2,257,472	2,056,798	2,201,035
CSafe Global	(e)(h)(k)	Transportation	SF+625	1.0%	12/23/27		$58,764,281	58,685,977	58,543,915
CSafe Global	(e)(h)	Transportation	SF+625	1.0%	8/13/28		17,106,250	17,106,250	17,020,719
Cubic Corp	(h)	Software & Services	SF+425	0.8%	5/25/28		8,979,165	9,010,428	8,386,361
Encora Digital LLC	(e)(k)(o)	Commercial & Professional Services	SF+508, 0.0% PIK (2.3% Max PIK)	0.8%	12/20/28		23,250,000	22,835,845	23,250,000
Envirotainer Ltd	(e)(h)	Transportation	E+575, 0.0% PIK (3.0% Max PIK)	0.0%	7/30/29		€14,851,248	13,944,669	16,066,554
Envirotainer Ltd	(e)(h)	Transportation	SF+575, 0.0% PIK (3.0% Max PIK)	0.8%	7/30/29		$7,557,582	7,427,212	7,392,099
Excelitas Technologies Corp	(e)(k)	Technology Hardware & Equipment	E+575	0.0%	8/12/29		€4,011,240	4,167,736	4,423,488
Excelitas Technologies Corp	(e)(j)(k)	Technology Hardware & Equipment	SF+575	0.8%	8/12/29		$25,909,180	25,666,127	25,832,412
Follett Software Co	(e)(h)	Software & Services	SF+575	0.8%	8/31/28		37,145,000	36,864,028	37,052,362
Foundation Consumer Brands LLC	(e)(j)	Pharmaceuticals, Biotechnology & Life Sciences	SF+625	1.0%	2/12/27		7,950,000	7,950,000	7,950,000
Galaxy Universal LLC	(e)(h)	Consumer Durables & Apparel	SF+550	1.0%	11/30/26		7,578,635	7,578,635	7,370,222
Galway Partners Holdings LLC	(e)(k)(o)	Insurance	SF+525, 0.0% PIK (1.3% Max PIK)	0.8%	9/29/28		36,514,925	35,911,754	36,167,865
General Datatech LP	(e)(h)(j)	Software & Services	SF+625	1.0%	6/18/27		36,291,792	35,041,160	35,449,400
Gigamon Inc	(e)(j)(k)	Software & Services	SF+575	1.0%	3/9/29		36,182,772	35,820,106	35,994,817
Greystone Equity Member Corp	(e)	Financial Services	SF+725	3.8%	4/1/26		30,226,700	30,103,666	30,226,700
HealthChannels LLC	(j)	Health Care Equipment & Services	SF+450	0.0%	4/3/25		15,243,683	15,198,306	10,794,433
Heniff Transportation Systems LLC	(e)(j)(k)	Transportation	SF+575	1.0%	12/3/26		32,575,034	32,203,131	32,575,034
Hermes UK Ltd	(e)(k)	Transportation	SA+650	0.0%	11/30/27		£14,668,920	19,599,006	17,921,996
Higginbotham Insurance Agency Inc	(e)(h)	Insurance	SF+550	1.0%	11/24/28		$37,240,000	37,530,705	36,867,600
Industria Chimica Emiliana Srl	(e)(j)(k)(o)	Pharmaceuticals, Biotechnology & Life Sciences	E+725	0.0%	9/27/26		€113,856,600	125,896,247	120,493,592
iNova Pharmaceuticals (Australia) Pty Limited	(e)(k)	Pharmaceuticals, Biotechnology & Life Sciences	B+650	0.8%	10/30/28	A$	34,218,189	22,470,790	23,175,050
Insight Global LLC	(e)(h)(o)	Commercial & Professional Services	SF+600	0.8%	9/22/28		$63,064,674	62,402,411	63,064,674
J S Held LLC	(e)(k)	Insurance	SF+550	1.0%	7/1/25		15,900,121	15,792,000	15,791,205
KBP Investments LLC	(e)(h)	Consumer Staples Distribution & Retail	SF+550, 1.0% PIK (1.0% Max PIK)	0.8%	5/26/27		23,734,732	23,629,893	22,473,629
Kellermeyer Bergensons Services LLC	(e)	Commercial & Professional Services	SF+600	1.0%	11/7/26		13,099,137	12,710,353	13,099,137
Kellermeyer Bergensons Services LLC	(e)(g)(p)	Commercial & Professional Services	SF+100, 7.0% PIK (7.0% Max PIK)	0.8%	11/7/26		15,848,232	15,373,139	10,697,556
Lakefield Veterinary Group	(e)(o)	Health Care Equipment & Services	SF+550	0.8%	11/23/28		26,803,000	26,495,335	26,159,337
Lakeview Farms Inc	(e)(j)	Food, Beverage & Tobacco	SF+575	1.0%	6/10/27		15,370,912	15,305,808	15,310,890
Lakeview Farms Inc	(e)(j)	Food, Beverage & Tobacco	SF+575	1.0%	6/10/27		7,632,807	7,461,832	7,603,039
Lexitas Inc	(e)(h)	Commercial & Professional Services	SF+675	1.0%	5/18/29		33,285,568	33,173,589	33,798,166
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Lionbridge Technologies Inc	(e)(h)(j)	Media & Entertainment	SF+700	1.0%	12/29/25		23,819,549	23,541,820	23,819,549
Lloyd's Register Quality Assurance Ltd	(e)(h)(o)	Consumer Services	E+600, 0.0% PIK (6.3% Max PIK)	0.0%	12/2/28		€44,315,170	48,953,525	47,799,504
MB2 Dental Solutions LLC	(e)(h)	Health Care Equipment & Services	SF+600	1.0%	1/29/27		$32,069,832	31,623,323	32,069,832
Med-Metrix	(e)(o)	Software & Services	SF+600	1.0%	9/15/27		11,759,398	11,744,969	11,759,398
Misys Ltd	(e)(k)	Software & Services	SF+725	1.0%	9/13/29		$14,803,650	14,507,577	14,507,577
Motion Recruitment Partners LLC	(e)(h)(j)	Commercial & Professional Services	SF+650	1.0%	12/22/25		29,339,991	29,032,044	28,520,044
New Era Technology Inc	(e)(h)(j)(k)	Software & Services	SF+625	1.0%	10/31/26		33,193,127	32,770,296	32,762,615
NovaTaste Austria GmbH	(e)(j)	Food, Beverage & Tobacco	E+700	0.0%	5/30/30		€10,925,000	11,823,220	11,755,661
Novotech Pty Ltd	(e)(k)(o)	Health Care Equipment & Services	SF+525	0.5%	1/13/28		$47,654,265	46,674,317	47,381,552
One Call Care Management Inc	(h)	Health Care Equipment & Services	SF+550	0.8%	4/22/27		4,875,000	4,908,140	4,227,039
Pantherx Specialty LLC	(e)(j)	Pharmaceuticals, Biotechnology & Life Sciences	SF+550	0.5%	7/16/29		15,754,622	14,811,831	15,754,622
Parts Town LLC	(e)(h)(k)(o)	Consumer Discretionary Distribution & Retail	SF+598	0.8%	11/1/28		48,935,823	47,949,584	48,790,555
Peraton Corp	(j)	Capital Goods	SF+375	0.8%	2/1/28		8,656,211	8,329,402	8,688,672
Performance Health Holdings Inc	(e)(k)	Health Care Equipment & Services	SF+575	1.0%	7/12/27		15,100,000	15,056,210	15,056,210
Plaskolite, LLC	(k)	Materials	SF+400	0.8%	12/15/25		1,114,559	1,067,445	1,068,583
Pretium Packaging LLC	(j)	Materials	SF+460, 0.0% PIK (2.3% Max PIK)	1.0%	10/2/28		1,491,063	1,491,063	1,174,212
Pretium Packaging LLC	(n)	Materials	SF+500, 0.0% PIK (2.5% Max PIK)	1.0%	10/2/28		1,235,268	1,190,130	1,213,657
Project Marron	(e)(j)(k)	Consumer Services	B+625	0.5%	7/2/25	A$	40,281,279	27,357,700	26,433,463
Project Marron	(e)(h)(j)	Consumer Services	C+625	0.5%	7/2/25	C$	50,570,593	38,874,925	36,796,551
PSKW LLC (dba ConnectiveRx)	(e)(j)(k)	Health Care Equipment & Services	SF+625	1.0%	3/9/26		$21,095,207	21,095,207	21,095,207
Pure Fishing Inc	(e)	Consumer Durables & Apparel	SF+450	0.0%	12/22/25		9,719,388	9,649,847	8,747,449
Reliant Rehab Hospital Cincinnati LLC	(e)(g)(p)	Health Care Equipment & Services	SF+625, 0.0% PIK (6.3% Max PIK)	0.0%	2/28/26		13,937,689	13,652,569	117,690
Reliant Rehab Hospital Cincinnati LLC	(e)	Health Care Equipment & Services	SF+625	0.0%	3/2/26		13,915,531	13,663,570	12,573,435
Revere Superior Holdings Inc	(e)(k)	Software & Services	SF+550	1.0%	9/30/26		19,359,656	19,382,844	19,359,587
Rise Baking Company	(e)(j)(k)	Food, Beverage & Tobacco	SF+625	1.0%	8/13/27		30,102,493	29,626,058	30,102,493
Rise Baking Company	(e)(f)	Food, Beverage & Tobacco	SF+625	1.0%	8/13/27		1,944,887	1,912,935	1,944,887
RSC Insurance Brokerage Inc	(e)(k)	Insurance	SF+550	0.8%	11/1/29		18,611,860	18,599,031	18,537,507
Safe-Guard Products International LLC	(e)(h)(j)(k)	Financial Services	SF+550	0.5%	1/27/27		71,662,836	71,999,722	71,238,584
SAMBA Safety Inc	(e)(h)(j)	Software & Services	L+525	1.0%	9/1/27		26,829,622	26,637,730	26,809,928
SavATree LLC	(e)(j)(k)	Consumer Services	SF+525	0.8%	10/12/28		39,205,972	38,978,325	38,888,971
SI Group Inc	(k)	Materials	SF+475	0.0%	10/15/25		1,528,208	1,473,357	1,049,115
SIRVA Worldwide Inc	(h)	Commercial & Professional Services	SF+550	0.0%	8/4/25		6,696,641	6,518,314	5,953,749
SitusAMC Holdings Corp	(e)(j)(o)	Real Estate Management & Development	L+550, 0.0% PIK (0.0%% Max PIK)	1.0%	12/22/27		37,017,214	36,235,014	37,017,214
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Solina France SASU	(e)(k)	Food, Beverage & Tobacco	SF+650	0.0%	7/28/28		20,500,000	20,295,000	20,705,000
Sorenson Communications LLC	(j)	Telecommunication Services	SF+550	0.8%	3/17/26		17,568,351	17,148,447	17,531,809
Source Code LLC	(e)(o)	Software & Services	SF+650	1.0%	6/30/27		10,473,684	10,473,684	10,473,684
Spins LLC	(e)(o)	Software & Services	SF+550	1.0%	1/20/27		10,124,041	10,124,041	10,124,041
Summit Interconnect Inc	(e)(o)	Capital Goods	SF+600	1.0%	9/22/28		19,324,273	19,117,659	17,885,178
Time Manufacturing Co	(e)(h)	Capital Goods	E+650	0.8%	12/1/27		€29,095,382	32,363,160	30,040,923
Total Safety US Inc	(h)	Capital Goods	SF+600	1.0%	8/16/25		$10,506,808	9,789,833	10,053,754
Transaction Services Group Ltd	(e)(j)(k)(o)	Software & Services	B+550	0.0%	10/14/26	A$	124,140,618	85,492,618	84,689,062
Unifrax I LLC / Unifrax Holding Co	(k)	Capital Goods	SF+375	0.0%	12/12/25		$2,812,728	2,690,521	2,631,152
Version1 Software Ltd	(e)(k)	Software & Services	E+575, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		€2,477,331	2,539,627	2,718,132
Version1 Software Ltd	(e)(k)	Software & Services	SA+575, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		£4,032,564	4,673,990	5,096,388
Vytalogy Wellness LLC (fka Jarrow Formulas Inc)	(e)(j)(o)	Household & Personal Products	SF+625	1.0%	11/30/26		$35,147,044	34,300,000	34,265,641
Wealth Enhancement Group LLC	(e)(k)	Financial Services	SF+575	1.0%	10/4/27		2,914,834	2,898,803	2,914,850
West Corp	(h)	Commercial & Professional Services	SF+400	1.0%	4/10/27		4,002,736	3,960,888	3,825,115
Wittur Holding GmbH	(e)	Capital Goods	10.0% PIK (10.0% Max PIK)		12/31/28		€1,677,983	1,849,810	1,852,410
Wittur Holding GmbH	(e)(f)	Capital Goods	10.0% PIK (10.0% Max PIK)		12/31/28		20,898,418	22,845,897	22,802,009
Woolpert Inc	(e)(h)(j)	Capital Goods	SF+600	1.0%	4/5/28		$52,462,576	52,084,916	52,462,576
Worldwise Inc	(e)(j)(k)	Household & Personal Products	SF+625, 0.5% PIK (0.5% Max PIK)	1.0%	3/29/28		57,334,872	54,740,894	52,548,044
Yak Access LLC	(n)	Capital Goods	SF+640	1.0%	3/10/28		455,555	363,802	411,993
Total Senior Secured Loans—First Lien								2,673,244,937	2,617,190,488
Unfunded Loan Commitments								(24,790,786)	(24,790,786)
Net Senior Secured Loans—First Lien								2,648,454,151	2,592,399,702

Senior Secured Loans—Second Lien—14.7%
Access CIG LLC	(h)	Commercial & Professional Services	SF+775	0.0%	2/27/26		2,520,082	2,339,337	2,517,978
Apex Group Limited	(e)(h)(o)	Financial Services	SF+675	0.5%	7/27/29		40,000,000	39,704,969	39,201,795
Cubic Corp	(e)(k)	Software & Services	SF+763	0.8%	5/25/29		10,000,000	9,702,000	9,564,053
Element Materials Technology Group US Holdings Inc	(e)(h)	Commercial & Professional Services	SA+725	0.5%	6/24/30		£20,999,137	22,980,522	26,324,866
NEP Broadcasting LLC	(h)	Media & Entertainment	SF+700	0.0%	10/19/26		$6,847,253	6,769,734	5,512,039
OEConnection LLC	(e)(h)(j)	Software & Services	SF+700	0.5%	9/25/27		50,000,000	50,000,000	49,760,363
Paradigm Acquisition Corp	(h)(k)	Health Care Equipment & Services	SF+750	0.0%	10/26/26		2,536,227	2,479,915	2,346,010
Peraton Corp	(e)(h)	Capital Goods	SF+775	0.8%	2/1/29		21,399,977	21,246,597	21,360,387
Pretium Packaging LLC	(e)(h)(j)	Materials	SF+675	0.5%	10/1/29		39,900,250	39,757,310	25,722,244
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
SIRVA Worldwide Inc	(h)(j)	Commercial & Professional Services	SF+950	0.0%	8/3/26	10,287,070	9,006,297	8,859,739
Valeo Foods Group Ltd	(e)(h)	Food, Beverage & Tobacco	SA+800	0.0%	9/28/29	£9,289,917	11,852,318	9,991,410
Wittur Holding GmbH	(e)(g)(n)(p)	Capital Goods	E+850, 1.0% PIK (1.0% Max PIK)	0.0%	10/4/27	€122,358,053	132,409,598	33,088,185
Total Senior Secured Loans—Second Lien							348,248,597	234,249,069

Other Senior Secured Debt—1.3%
One Call Care Management Inc	(e)	Health Care Equipment & Services	8.5% PIK (8.5% Max PIK)		11/1/28	$27,797,552	27,342,773	20,628,563
Total Other Senior Secured Debt							27,342,773	20,628,563

Subordinated Debt—0.3%
athenahealth Inc		Health Care Equipment & Services	7%		2/15/30	$5,545,000	4,857,558	5,037,702
Total Subordinated Debt							4,857,558	5,037,702

Asset Based Finance—27.4%
Abacus JV, Private Equity	(e)	Insurance				30,011,455	30,752,738	30,934,998
Altavair AirFinance, Private Equity	(e)	Capital Goods				33,549,481	39,487,739	34,831,071
GA Capital Specialty Lending Fund, Limited Partnership Interest	(e)(n)	Financial Services				1	1	497,200
Global Lending Services LLC, Private Equity	(e)(n)	Financial Services				1,147,621	1,147,621	1,338,980
Global Lending Services LLC, Private Equity	(e)	Financial Services				12,120,364	15,929,794	11,617,914
Kilter Finance, Preferred Stock	(e)	Insurance	12%			24,000,000	24,000,000	24,000,000
KKR Chord IP Aggregator LP, Partnership Interest	(e)	Media & Entertainment				19,625,000	22,931,812	21,898,615
KKR Zeno Aggregator LP (K2 Aviation), Partnership Interest	(e)(n)(p)	Capital Goods				9,940,842	12,369,390	9,825,340
Luxembourg Life Fund - Absolute Return Fund I, 1L Term Loan	(e)(h)(n)	Insurance	SF+750	1.5%	2/27/25	$16,286,449	16,300,024	16,302,767
Luxembourg Life Fund - Absolute Return Fund II, Structured Mezzanine	(e)(h)	Insurance	SF+750	0.5%	2/10/27	$22,589,239	22,452,751	22,355,290
My Community Homes PropCo 2, Private Equity	(e)(p)	Equity Real Estate Investment Trusts (REITs)				33,409,091	33,409,091	32,431,608
NewStar Clarendon 2014-1A Class D	(e)(k)(n)	Financial Services	1%		1/25/27	$30,040,000	9,126,801	8,035,700
Pretium Partners LLC P1, Structured Mezzanine	(e)(h)	Equity Real Estate Investment Trusts (REITs)	2.8%, 5.3% PIK (5.3% Max PIK)		10/22/26	$31,179,833	30,331,798	30,899,776
Pretium Partners LLC P2, Private Equity	(e)	Equity Real Estate Investment Trusts (REITs)				16,772,368	16,165,208	18,883,288
Pretium Partners LLC P2, Term Loan	(e)	Equity Real Estate Investment Trusts (REITs)	11%		12/16/29	$33,544,735	32,873,841	32,873,841
Roemanu LLC (FKA Toorak Capital Partners LLC), Private Equity	(e)	Financial Services				40,000,000	50,156,000	43,671,080
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2023

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Saluda Grade Alternative Mortgage Trust 2022-BC2, Structured Mezzanine	(e)	Real Estate Management & Development	8%		7/25/30	$5,742,683	5,694,677	5,634,273
Saluda Grade Alternative Mortgage Trust 2022-BC2, Term Loan	(e)	Real Estate Management & Development	7%		7/25/30	$34,456,103	34,125,351	34,033,705
SG Residential Mortgage Trust 2022-2, Structured Mezzanine		Real Estate Management & Development	5%		8/25/62	$4,586,736	3,826,680	4,109,289
Star Mountain Strategic Credit Income Fund IV LP, Private Equity	(e)	Financial Services				47,000,000	47,000,000	46,201,000
Verus Securitization Trust 2023-5, Structured Mezzanine		Real Estate Management & Development	8%		6/25/68	$2,383,340	2,131,874	2,232,243
Verus Securitization Trust 2023-5, Structured Mezzanine		Real Estate Management & Development	8%		6/25/68	$3,525,130	3,358,381	3,503,905
Verus Securitization Trust 2023-INV1, Structured Mezzanine		Real Estate Management & Development	8%		2/25/68	$1,932,910	1,705,529	1,770,259
Total Asset Based Finance							455,277,101	437,882,142

Equity/Other—11.3%
Ascent Resources Utica Holdings LLC / ARU Finance Corp	(e)(l)(p)	Energy				1,151,785	30,412,774	30,631,722
Ascent Resources Utica Holdings LLC / ARU Finance Corp, Common Stock	(e)(l)(p)	Energy				13,556	3,592,223	3,605,100
athenahealth Inc, Preferred Stock	(e)	Health Care Equipment & Services	10.8% PIK (10.8% Max PIK)			50,000,000	47,657,728	47,208,535
Belk Inc, Common Stock	(e)(p)	Consumer Discretionary Distribution & Retail				381	—	—
Misys Ltd, Preferred Stock	(e)	Software & Services	L+1,125 PIK (L+1,125 Max PIK)	0.0%		29,573,080	29,093,380	25,223,020
One Call Care Management Inc, Common Stock	(e)(p)	Health Care Equipment & Services				34,873	2,220,193	1,881,826
One Call Care Management Inc, Preferred Stock A	(e)(p)	Health Care Equipment & Services				371,993	23,682,302	18,470,448
One Call Care Management Inc, Preferred Stock B	(e)	Health Care Equipment & Services	9.0% PIK (9.0% Max PIK)		10/25/29	7,672,346	8,587,468	7,672,292
Pure Gym Ltd, Private Equity	(e)(p)	Consumer Services				30,218,000	39,390,642	45,922,305
Yak Access LLC, Common Stock	(n)(p)	Capital Goods				1,256	974	100
Yak Access LLC, Preferred Stock	(n)(p)	Capital Goods				301,310	22,598	15,578
Total Equity/Other							184,660,282	180,630,926
TOTAL INVESTMENTS—217.4%							3,668,840,462	3,470,828,104

Derivative Instruments—(0.5)%
Foreign currency forward contracts								(8,031,457)
____________
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2023

(a)Security may be an obligation of one or more entities affiliated with the named company.
(b)Certain variable rate securities in the Company’s portfolio bear interest at a rate determined by a publicly disclosed base rate plus a basis point spread. As of December 31, 2023, the three-month London Interbank Offered Rate, or LIBOR or “L”, was 5.59%, the Euro Interbank Offered Rate, or EURIBOR or “E”, was 3.91%, Canadian Dollar Offer Rate, or CDOR or “C”, was 5.45%, the Bank Bill Swap Bid Rate, or BBSY or “B”, was 4.41%, the Reykjavik Interbank Offered Rate, or REIBOR or “R”, was 9.91%, the Stockholm Interbank Offered Rate, or STIBOR or “SR”, was 4.05%, the Sterling Overnight Index Average, or SONIA or “SA”, was 5.21%, the Secured Overnight Financing Rate, or SOFR or “SF”, was 5.33%, and the U.S. Prime Lending Rate, or Prime or “P”, was 8.50%. PIK means paid-in-kind. PIK income accruals may be adjusted based on the performance of the underlying investment.
(c)Denominated in U.S. dollars unless otherwise noted.
(d)Fair value is determined in accordance with the Company’s valuation process.
(e)Investments classified as Level 3.
(f)Security is an unfunded commitment. The stated rate reflects the spread disclosed at the time of commitment and may not indicate the actual rate received upon funding.
(g)Asset is on non-accrual status.
(h)Security or portion thereof held within Big Cedar Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with BNP Paribas.
(i)Security or portion thereof held within Boxwood Drive Funding and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with BNP Paribas
(j)Security or portion thereof held within Chestnut Street Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Citibank, N.A.
(k)Security or portion thereof held within Green Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs Bank.
(l)Security or portion thereof held within IC II American Energy Investment, Inc., a wholly-owned subsidiary of the company.
(m)Security or portion thereof held within JCF Cayman Ltd and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs.
(n)Security or portion thereof held within Jersey City Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs.
(o)Security or portion thereof held within Magnolia Funding LLC.
(p)Security is non-income producing.
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments
As of December 31, 2022

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Senior Secured Loans—First Lien—147.9%
48Forty Solutions LLC	(e)(o)	Commercial & Professional Services	SF+550	1.0%	11/30/26		$19,352,750	$19,185,538	$18,835,758
Accuride Corp	(i)(j)	Capital Goods	L+525	1.0%	11/17/23	20,765,321		20,381,148	17,695,998
Advania Sverige AB	(e)(o)	Software & Services	SR+610, 0.0% PIK (3.3% Max PIK)	0.0%	4/28/28	SEK	587,977,580	66,641,570	54,093,588
Advania Sverige AB	(e)(o)	Software & Services	R+610, 0.0% PIK (3.3% Max PIK)	0.0%	4/28/28	ISK	1,644,903,680	12,837,725	11,215,120
Affordable Care Inc	(e)(h)(i)(o)	Health Care Equipment & Services	L+550, 0.0% PIK (1.3% Max PIK)	0.8%	8/2/28		$76,138,972	75,749,292	74,494,371
Alacrity Solutions Group LLC	(e)(j)(o)	Insurance	L+525	0.8%	12/22/28	40,648,125		39,863,586	39,119,756
Alera Group Intermediate Holdings Inc	(e)(k)(o)	Insurance	L+600	0.8%	10/2/28	32,257,833		31,854,088	30,708,989
Alstom SA	(k)	Transportation	L+550, 2.5% PIK (2.5% Max PIK)	1.0%	8/29/24	6,215,149		5,813,584	3,480,484
American Airlines Group Inc	(k)	Transportation	L+175	0.0%	6/27/25	2,483,040		2,270,246	2,393,427
American Vision Partners	(e)(o)	Health Care Equipment & Services	L+575	0.8%	9/30/27	19,547,055		19,332,613	18,884,410
Ammeraal Beltech Holding BV	(h)(k)	Capital Goods	E+375	0.0%	7/30/25		€4,759,231	4,824,434	4,790,838
Apex Group Limited	(h)	Diversified Financials	L+375	0.5%	7/27/28		$4,180,157	4,184,873	4,002,500
Apex Group Limited	(h)	Diversified Financials	E+400	0.0%	7/27/28		€1,600,000	1,855,568	1,631,212
Arcfield Acquisition Corp	(e)(o)	Capital Goods	L+575	0.8%	3/10/28		$8,039,250	7,968,199	7,855,151
Arcos LLC/VA	(e)(h)(j)	Software & Services	L+575	1.0%	3/31/28	22,218,750		22,048,933	20,608,612
Ardonagh Group Ltd	(e)(i)	Insurance	SA+700	0.8%	7/14/26		£3,767,607	4,706,030	4,497,457
Ardonagh Group Ltd	(e)(i)	Insurance	E+700	1.0%	7/14/26		€480,155	548,904	509,358
Ardonagh Group Ltd	(e)(j)(k)(o)	Insurance	L+575	0.8%	7/14/26		$54,787,266	54,262,908	53,061,372
Arrotex Australia Group Pty Ltd	(e)(j)(k)(o)	Pharmaceuticals, Biotechnology & Life Sciences	B+525	1.0%	7/10/24	A$	109,385,493	73,939,248	74,460,356
Arrotex Australia Group Pty Ltd	(e)(j)(k)(o)	Pharmaceuticals, Biotechnology & Life Sciences	B+525	1.0%	7/10/24	8,004,500		5,733,065	5,448,784
athenahealth Inc	(k)	Health Care Equipment & Services	SF+350	0.5%	2/15/29		$7,108,562	6,372,959	6,435,808
athenahealth Inc	(f)	Health Care Equipment & Services	SF+350	0.5%	2/15/29	871,076		871,076	788,637
Barbri Inc	(e)(h)(i)	Consumer Services	L+575	0.8%	4/28/28	47,240,915		47,259,782	46,865,350
BearCom Acquisition Corp	(e)(j)	Technology Hardware & Equipment	L+650, 0.5% PIK (0.5% Max PIK)	1.0%	7/5/24	2,199,228		2,155,934	2,150,625
BearCom Acquisition Corp	(e)(j)	Technology Hardware & Equipment	C+650, 0.5% PIK (0.5% Max PIK)	1.0%	7/5/24	C$	14,273,362	10,551,636	10,308,656
BearCom Acquisition Corp	(e)(f)	Technology Hardware & Equipment	C+550	1.0%	1/5/24	1,335,371		993,138	1,031,059
Belk Inc		Retailing	L+750	1.0%	7/31/25		$636,703	634,127	564,278
Belk Inc	(g)(p)	Retailing	5.0%, 8.0% PIK (8.0% Max PIK)		7/31/25	3,083,315		1,665,798	382,331
BGB Group LLC	(e)(h)(i)(o)	Media & Entertainment	L+575	1.0%	8/16/27	54,351,860		53,958,530	53,009,294
Big Bus Tours Ltd	(e)(j)	Consumer Services	L+850 PIK (L+850 Max PIK)	1.0%	3/15/24	10,737,579		10,737,579	8,750,800
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2022

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Big Bus Tours Ltd	(e)(j)	Consumer Services	E+850 PIK (E+850 Max PIK)	1.0%	3/15/24		€12,605,812	14,029,530	10,997,516
Big Bus Tours Ltd	(e)(j)	Consumer Services	L+850 PIK (L+850 Max PIK)	1.0%	3/15/24		$7,224,124	7,224,124	5,887,661
Bugaboo International BV	(e)(h)(i)	Consumer Durables & Apparel	E+700, 0.0% PIK (7.8% Max PIK)	0.0%	3/20/25		€34,984,429	40,974,820	37,439,085
CFC Underwriting Ltd	(e)(h)(j)	Insurance	SF+500, 0.0% PIK (2.8% Max PIK)	0.5%	5/16/29		$39,458,838	38,314,532	39,151,928
Cision Ltd		Software & Services	L+375	0.0%	1/29/27		3,802,044	3,391,177	2,369,148
ClubCorp Club Operations Inc	(j)(k)	Consumer Services	L+275	0.0%	9/18/24		31,938,327	29,873,288	28,912,330
Creation Technologies Inc	(k)	Technology Hardware & Equipment	L+550	0.5%	10/5/28		2,280,390	2,051,706	1,835,714
CSafe Global	(e)(h)(i)(k)	Capital Goods	L+625	0.8%	12/23/27		59,368,541	59,274,195	59,368,541
CSafe Global	(e)(h)	Capital Goods	L+625	0.8%	8/13/28		17,281,250	17,281,250	17,281,250
Cubic Corp	(i)	Software & Services	L+425	0.8%	5/25/28		9,071,259	9,107,943	7,681,406
EIF Van Hook Holdings LLC	(i)(k)	Energy	SF+525	0.0%	9/5/24		7,220,779	7,025,903	7,004,155
Emerald Expositions Holding Inc	(k)	Media & Entertainment	L+250	0.0%	5/22/24		1,377,860	1,335,690	1,350,302
Encora Digital Inc	(e)(o)	Software & Services	L+550, 0.0% PIK (2.4% Max PIK)	0.8%	12/20/28		16,250,000	15,903,310	15,398,031
Envirotainer Ltd	(e)(h)	Transportation	E+600, 0.0% PIK (3.0% Max PIK)	0.0%	7/30/29		€14,851,248	13,927,014	15,106,466
Envirotainer Ltd	(e)(i)	Transportation	SF+600, 0.0% PIK (3.0% Max PIK)	0.8%	7/30/29		$7,557,582	7,417,011	7,270,575
Excelitas Technologies Corp	(e)(k)	Technology Hardware & Equipment	E+575	0.0%	8/12/29		€4,051,758	4,209,834	4,220,297
Excelitas Technologies Corp	(e)(j)(k)	Technology Hardware & Equipment	SF+575	0.8%	8/12/29		$24,515,501	24,273,455	23,865,840
Follett Software Co	(e)(h)(i)	Software & Services	L+575	0.8%	8/31/28		37,525,000	37,197,181	36,733,223
Galaxy Universal LLC	(e)(h)	Consumer Durables & Apparel	L+500	1.0%	11/12/26		8,775,598	8,775,598	8,665,903
Galway Partners Holdings LLC	(e)(k)(o)	Insurance	L+525, 0.0% PIK (1.3% Max PIK)	0.8%	9/29/28		36,888,117	36,179,690	36,412,261
General Datatech LP	(e)(j)	Software & Services	L+625	1.0%	6/18/27		18,301,529	17,709,256	17,144,875
Greystone Equity Member Corp	(e)	Diversified Financials	L+725	3.8%	4/1/26		30,226,700	30,056,659	29,282,116
HealthChannels LLC	(j)	Health Care Equipment & Services	L+450	0.0%	4/3/25		15,420,173	15,346,198	10,914,630
Hermes UK Ltd	(e)(k)	Transportation	SA+650	0.0%	11/30/27		£14,668,920	19,534,728	16,059,245
Higginbotham Insurance Agency Inc	(e)(h)(i)	Insurance	L+525	0.8%	11/25/26		$37,620,000	37,967,033	37,732,860
Industria Chimica Emiliana Srl	(e)(j)(k)(o)	Pharmaceuticals, Biotechnology & Life Sciences	E+725	0.0%	9/27/26		€113,856,600	125,456,986	117,124,233
iNova Pharmaceuticals (Australia) Pty Limited	(e)(k)	Pharmaceuticals, Biotechnology & Life Sciences	B+650	0.8%	10/30/28	A$	34,218,189	22,470,790	22,563,623
Insight Global LLC	(e)(h)(i)(o)	Commercial & Professional Services	L+600	0.8%	9/22/28		$63,709,837	62,932,320	61,750,605
KBP Investments LLC	(e)(h)(i)	Food & Staples Retailing	SF+550, 0.5% PIK (0.5%Max PIK)	0.8%	5/26/27		23,642,296	23,513,110	21,876,213
Kellermeyer Bergensons Services LLC	(e)(i)(j)	Commercial & Professional Services	L+600	1.0%	11/7/26		29,172,932	28,065,611	26,541,554
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2022

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Lakefield Veterinary Group	(e)(o)	Health Care Equipment & Services	L+550	0.8%	11/23/28		27,076,500	26,714,750	25,947,410
Lakeview Farms Inc	(e)(j)	Food, Beverage & Tobacco	L+625	1.0%	6/10/27		15,528,159	15,446,511	15,017,319
Lexitas Inc	(e)(h)	Commercial & Professional Services	SF+675	1.0%	5/18/29		18,478,733	18,425,758	18,197,856
Lionbridge Technologies Inc	(e)(i)(j)	Media & Entertainment	SF+700	1.0%	12/29/25		26,796,992	26,349,130	26,939,017
Lloyd's Register Quality Assurance Ltd	(e)(i)(o)	Consumer Services	E+575, 0.0% PIK (6.3% Max PIK)	0.0%	12/2/28		€44,315,170	48,779,164	45,923,906
MB2 Dental Solutions LLC	(e)(i)	Health Care Equipment & Services	SF+600	1.0%	1/29/27		$11,939,241	11,791,328	11,739,855
Med-Metrix	(e)(o)	Software & Services	L+600	1.0%	9/15/27		11,879,699	11,861,845	11,988,992
Misys Ltd	(k)	Software & Services	L+350	1.0%	6/13/24		2,273,499	2,151,779	2,016,776
Monitronics International Inc	(h)(i)(k)	Commercial & Professional Services	L+600	1.5%	7/3/24		35,469,587	33,682,315	33,696,108
Motion Recruitment Partners LLC	(e)(h)(j)	Commercial & Professional Services	L+650	1.0%	12/22/25		24,766,142	24,531,647	24,617,545
New Era Technology Inc	(e)(h)(j)(k)	Software & Services	L+625	1.0%	10/31/26		34,295,898	33,829,414	33,706,008
Novotech Pty Ltd	(e)(k)(o)	Health Care Equipment & Services	SF+525	0.5%	1/13/28		24,423,493	23,931,454	23,629,729
Novotech Pty Ltd	(e)(k)(o)	Health Care Equipment & Services	B+525	0.5%	1/13/28	A$	33,704,420	24,817,308	22,088,915
One Call Care Management Inc	(h)	Health Care Equipment & Services	L+550	0.8%	4/22/27		$4,925,000	4,965,223	4,071,350
Ontic Engineering & Manufacturing Inc	(h)	Capital Goods	L+400	0.0%	10/30/26		2,121,439	1,896,151	2,103,757
Pantherx Specialty LLC	(e)(j)	Pharmaceuticals, Biotechnology & Life Sciences	SF+550	0.5%	7/16/29		15,913,760	14,846,667	14,577,004
Parts Town LLC	(e)(h)(k)(o)	Retailing	L+550	0.8%	11/1/28		$49,435,553	48,302,299	47,754,744
Peraton Corp	(j)	Capital Goods	L+375	0.8%	2/1/28		8,772,321	8,381,605	8,582,268
Plaskolite, LLC	(k)	Materials	L+400	0.8%	12/15/25		1,126,020	1,057,062	1,011,166
Precision Global Corp	(e)(j)	Materials	L+475	1.0%	8/3/24		8,904,750	8,729,040	8,775,631
Pretium Packaging LLC	(j)	Household & Personal Products	L+400	0.5%	10/2/28		1,605,176	1,609,478	1,287,584
Project Marron	(e)(h)(j)(k)	Consumer Services	B+625	0.5%	7/2/25	A$	81,780,578	56,397,765	52,010,831
Project Marron	(e)(i)(j)	Consumer Services	C+625	0.5%	7/2/25	C$	52,452,868	40,099,132	36,252,137
Pure Fishing Inc	(i)	Consumer Durables & Apparel	L+450	0.0%	12/22/25		$9,821,429	9,724,626	6,574,219
Reliant Rehab Hospital Cincinnati LLC	(e)(j)(o)	Health Care Equipment & Services	L+625	0.0%	2/28/26		33,566,127	32,681,175	26,657,343
Revere Superior Holdings Inc	(e)(k)	Software & Services	L+575	1.0%	9/30/26		19,559,784	19,590,082	19,559,784
Rise Baking Company	(e)(k)	Food, Beverage & Tobacco	L+650	1.0%	8/13/27		510,533	470,985	489,652
Rise Baking Company	(e)(j)(k)	Food, Beverage & Tobacco	L+650	1.0%	8/13/27		30,409,661	29,829,934	29,165,723
Rise Baking Company	(e)(f)	Food, Beverage & Tobacco	L+650	1.0%	8/13/27		1,434,354	1,434,354	1,375,689
RSC Insurance Brokerage Inc	(e)(k)	Insurance	SF+550	0.8%	10/30/26		18,805,501	18,789,155	18,489,569
Safe-Guard Products International LLC	(e)(i)(j)(k)	Diversified Financials	L+500	0.5%	1/27/27		71,662,836	72,081,482	71,662,836
SAMBA Safety Inc	(e)(h)(j)	Software & Services	L+525	1.0%	9/1/27		27,103,013	26,867,904	26,772,357
SavATree LLC	(e)(j)(k)	Consumer Services	L+525	0.8%	10/12/28		39,597,167	39,333,049	38,931,934
SI Group Inc	(k)	Materials	SF+475	0.0%	10/15/25		1,528,208	1,449,426	1,242,433
SIRVA Worldwide Inc	(i)	Commercial & Professional Services	L+550	0.0%	8/4/25		6,887,973	6,618,128	6,146,069
SitusAMC Holdings Corp	(e)(j)(o)	Real Estate	L+550	0.8%	12/22/27		39,528,924	38,651,558	38,145,412
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2022

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Sorenson Communications LLC	(j)	Telecommunication Services	L+550	0.8%	3/17/26		19,991,572	19,339,868	19,148,228
Staples Canada	(e)(h)(i)(j)(k)	Retailing	C+700	1.0%	9/12/24	C$	74,180,675	57,025,761	55,627,599
Summit Interconnect Inc	(e)(o)	Capital Goods	SF+600	1.0%	9/22/28		$19,521,964	19,278,525	18,401,403
Time Manufacturing Co	(e)(h)(i)	Capital Goods	E+650	0.8%	12/1/27		€29,243,074	32,426,306	29,434,749
Total Safety US Inc	(h)(i)	Capital Goods	L+600	1.0%	8/18/25		$11,173,907	10,071,222	10,643,146
Transaction Services Group Ltd	(e)(j)(k)(n)(o)	Software & Services	B+550	0.0%	10/14/26	A$	124,140,618	85,270,610	82,619,939
Unifrax I LLC / Unifrax Holding Co	(k)	Capital Goods	L+375	0.0%	12/12/25		$2,842,336	2,668,134	2,535,904
Varsity Brands Inc	(k)	Consumer Durables & Apparel	L+350	1.0%	12/16/24		3,966,286	3,791,218	3,833,912
Version1 Software Ltd	(e)(k)	Software & Services	E+575, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		€2,477,331	2,539,627	2,547,260
Version1 Software Ltd	(e)(k)	Software & Services	SA+575, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		£4,032,564	4,673,990	4,680,198
West Corp	(i)	Software & Services	L+400	1.0%	10/10/24		$12,143,242	11,979,781	11,219,020
West Corp	(i)	Software & Services	L+350	1.0%	10/10/24		2,517,370	2,470,250	2,324,640
Woolpert Inc	(e)(h)(i)(j)	Capital Goods	L+600	1.0%	4/5/28		53,000,653	52,553,368	51,582,218
Worldwise Inc	(e)(h)(i)(j)(k)(o)	Household & Personal Products	SF+625	1.0%	3/29/28		64,674,185	61,717,121	59,843,013
Yak Access LLC	(e)(n)	Capital Goods	SF+825	2.0%	1/27/23		225,140	223,468	222,889
Yak Access LLC	(g)(n)(p)	Capital Goods	L+500	0.0%	7/11/25		754,857	643,726	320,814
Total Senior Secured Loans—First Lien								2,522,813,711	2,418,149,825
Unfunded Loan Commitments								(3,338,758)	(3,338,758)
Net Senior Secured Loans—First Lien								2,519,474,953	2,414,811,067

Senior Secured Loans—Second Lien—23.6%
Access CIG LLC	(h)(i)	Commercial & Professional Services	L+775	0.0%	2/27/26		$2,520,082	2,279,323	2,242,873
Ammeraal Beltech Holding BV	(e)(h)(k)(o)	Capital Goods	L+775	0.0%	9/12/26		42,805,979	42,070,598	41,765,066
Apex Group Limited	(e)(h)(i)(o)	Diversified Financials	L+675	0.5%	7/27/29		40,000,000	39,668,847	37,591,605
Cubic Corp	(e)(k)	Software & Services	L+763	0.8%	5/25/29		10,000,000	9,702,000	9,057,000
EaglePicher Technologies LLC	(h)	Capital Goods	L+725	0.0%	3/8/26		449,560	413,099	224,780
Element Materials Technology Group US Holdings Inc	(e)(h)(i)	Commercial & Professional Services	SA+725	0.5%	6/24/30		£20,999,137	22,959,357	24,666,332
Misys Ltd	(h)(i)(k)(o)	Software & Services	L+725	1.0%	6/13/25		$46,614,412	44,713,329	34,994,138
NEP Broadcasting LLC	(i)	Media & Entertainment	L+700	0.0%	10/19/26		6,847,253	6,748,970	5,126,881
OEConnection LLC	(e)(h)(i)(j)	Software & Services	SF+700	0.5%	9/25/27		50,000,000	50,000,000	48,359,094
Paradigm Acquisition Corp	(h)(k)	Health Care Equipment & Services	L+750	0.0%	10/26/26		2,536,227	2,466,419	2,434,778
Peraton Corp	(e)(h)(i)	Capital Goods	L+775	0.8%	2/1/29		21,500,000	21,326,714	21,241,964
Pretium Packaging LLC	(e)(h)(i)(j)	Household & Personal Products	L+675	0.5%	10/1/29		39,900,250	39,737,401	31,617,330
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2022

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Pure Fishing Inc	(e)(h)	Consumer Durables & Apparel	L+838	1.0%	12/21/26	26,467,842	24,158,276	14,848,459
SIRVA Worldwide Inc	(i)(j)	Commercial & Professional Services	L+950	0.0%	8/3/26	10,287,070	8,687,851	8,900,887
Valeo Foods Group Ltd	(e)(h)	Food, Beverage & Tobacco	SA+800	0.0%	9/28/29	£9,289,917	11,817,094	9,886,566
Wittur Holding GmbH	(e)(j)(k)(n)	Capital Goods	E+850, 1.0% PIK (1.0% Max PIK)	0.0%	9/23/27	€121,126,848	132,353,711	91,996,767
Total Senior Secured Loans—Second Lien							459,102,989	384,954,520

Other Senior Secured Debt—1.3%
One Call Care Management Inc	(e)	Health Care Equipment & Services	8.5% PIK (8.5% Max PIK)		11/1/28	$25,577,285	25,020,473	20,911,988
Total Other Senior Secured Debt							25,020,473	20,911,988

Subordinated Debt—1.3%
Arrotex Australia Group Pty Ltd	(e)	Pharmaceuticals, Biotechnology & Life Sciences	B+1,150 PIK (B+1,150 Max PIK	1.0%	12/22/26	25,000,000	16,176,576	17,021,253
athenahealth Inc		Health Care Equipment & Services	7%		2/15/30	5,545,000	4,777,098	4,096,686
Total Subordinated Debt							20,953,674	21,117,939

Asset Based Finance—33.2%
Abacus JV, Private Equity	(e)	Insurance				31,400,804	32,176,404	34,027,324
Altavair AirFinance, Private Equity	(e)	Capital Goods				36,500,000	42,960,500	42,164,362
Connecticut Avenue Securities Trust 2022-R08, Structured Mezzanine		Real Estate	SF+560	0.0%	07/25/42	$2,347,356	2,347,356	2,378,717
GA Capital Specialty Lending Fund, Limited Partnership Interest	(e)(n)	Diversified Financials				1	1	5,264,299
Global Lending Services LLC, Private Equity	(e)(n)	Diversified Financials				2,209,115	2,209,115	2,446,043
Global Lending Services LLC, Private Equity	(e)	Diversified Financials				17,450,851	22,935,654	18,346,638
Kilter Finance, Preferred Stock	(e)(k)	Insurance	12%			$24,000,000	24,000,000	24,000,000
KKR Chord IP Aggregator LP, Partnership Interest	(e)	Media & Entertainment				19,616,330	22,921,682	21,117,293
KKR Zeno Aggregator LP (K2 Aviation), Partnership Interest	(e)(n)(p)	Capital Goods				19,642,734	24,441,454	16,608,069
Lenovo Group Ltd, Structured Mezzanine	(e)	Technology Hardware & Equipment	SF+1,050	1.0%	09/30/24	$4,703,824	4,703,824	4,695,805
Lenovo Group Ltd, Structured Mezzanine	(e)	Technology Hardware & Equipment	E+1,050	1.0%	09/30/24	€3,620,852	3,613,430	3,869,373
Lenovo Group Ltd, Structured Mezzanine	(e)	Technology Hardware & Equipment	E+650	1.0%	09/30/24	€5,023,977	5,013,679	5,368,257
Lenovo Group Ltd, Structured Mezzanine	(e)	Technology Hardware & Equipment	SA+650	1.0%	09/30/24	£1,141,765	1,317,597	1,377,824
Lenovo Group Ltd, Structured Mezzanine	(e)	Technology Hardware & Equipment	SF+650	1.0%	09/30/24	$6,526,613	6,526,613	6,514,911
Lenovo Group Ltd, Structured Mezzanine	(e)	Technology Hardware & Equipment	SA+1,050	1.0%	09/30/24	£822,886	949,611	993,102
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2022

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Luxembourg Life Fund - Absolute Return Fund I, 1L Term Loan	(e)(h)(n)	Insurance	L+750	1.5%	02/27/25	$21,298,762	21,329,148	21,258,295
Luxembourg Life Fund - Absolute Return Fund III, Term Loan	(e)(h)(k)(n)	Insurance	L+925	0.0%	05/27/26	$56,150,891	55,757,160	57,010,000
Luxembourg Life Fund - Long Term Growth Fund, Term Loan	(e)(h)(i)(k)(n)	Insurance	SF+925	0.0%	04/01/23	$67,367,477	67,292,027	68,404,937
My Community Homes PropCo 2, Private Equity	(e)(p)	Real Estate				34,708,333	$34,708,333	$32,528,650
NewStar Clarendon 2014-1A Class D	(e)(k)(n)	Diversified Financials	18%		01/25/27	$30,040,000	9,255,554	12,671,805
Pretium Partners LLC P1, Structured Mezzanine	(e)(h)(i)	Real Estate	2.8%, 5.3% PIK (5.3% Max PIK)		10/22/26	$29,610,242	28,637,189	28,333,940
Pretium Partners LLC P2, Private Equity	(e)	Real Estate				16,772,368	16,165,208	13,659,081
Roemanu LLC (FKA Toorak Capital Partners LLC), Private Equity	(e)	Real Estate				40,000,000	50,156,000	47,300,000
Saluda Grade Alternative Mortgage Trust 2022-BC2, Term Loan	(e)(k)	Real Estate	7%		07/25/30	$24,000,000	23,724,000	23,720,751
Sealane Trade Finance	(e)(m)(p)	Banks				1,104,510	1,092,441	248,515
SG Residential Mortgage Trust 2022-2, Structured Mezzanine		Real Estate	5%		08/25/62	$4,586,736	3,822,000	3,710,032
Star Mountain Strategic Credit Income Fund IV LP, Private Equity	(e)	Diversified Financials				42,500,000	42,500,000	44,030,000
Total Asset Based Finance							550,555,980	542,048,023

Equity/Other—11.0%
Ascent Resources Utica Holdings LLC / ARU Finance Corp, Common Stock	(e)(l)(p)	Energy				13,556	3,592,223	4,771,556
Ascent Resources Utica Holdings LLC / ARU Finance Corp, Trade Claim	(e)(l)(p)	Energy				115,178,571	30,522,321	40,542,857
athenahealth Inc, Preferred Stock	(e)	Health Care Equipment & Services	10.8% PIK (10.8% Max PIK)			50,000,000	47,489,068	43,207,003
Belk Inc, Common Stock	(e)(p)	Retailing				381	—	—
Misys Ltd, Preferred Stock	(e)	Software & Services	L+1,025 PIK (L+1,025 Max PIK	0.0%		25,265,621	24,785,921	21,130,841
One Call Care Management Inc, Common Stock	(e)(p)	Health Care Equipment & Services			10/25/29	34,873	2,220,193	1,925,884
One Call Care Management Inc, Preferred Stock A	(e)(p)	Health Care Equipment & Services				371,993	23,682,302	20,542,951
One Call Care Management Inc, Preferred Stock B	(e)	Health Care Equipment & Services	9.0% PIK (9.0% Max PIK)			7,672,346	8,712,961	7,672,346
Pure Gym Ltd, Private Equity	(e)(p)	Consumer Services				30,218,000	39,390,642	39,224,832
Total Equity/Other							180,395,631	179,018,270
TOTAL INVESTMENTS—218.3%							$3,755,503,700	$3,562,861,807
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Investments (continued)
As of December 31, 2022

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)

Derivative Instruments—0.7%
Foreign currency forward contracts								$11,881,045
____________
(a)Security may be an obligation of one or more entities affiliated with the named company.
(b)Certain variable rate securities in the Company’s portfolio bear interest at a rate determined by a publicly disclosed base rate plus a basis point spread. As of December 31, 2022, the three-month London Interbank Offered Rate, or LIBOR or “L”, was 4.77% and the Euro Interbank Offered Rate, or EURIBOR or “E”, was 2.13%, Canadian Dollar Offer Rate, or CDOR or “C”, was 4.94% and the Australian Interbank Rate, or BBSY or “B”, was 3.32%, the Reykjavik Interbank Offered Rate, or REIBOR or “R”, was 6.55%, the Stockholm Interbank Offered Rate, or STIBOR or “SR”, was 2.70%, the Sterling Interbank Offered Rate, or SONIA or “SA”, was 3.43%, and the U.S. Prime Lending Rate, or Prime or “P”, was 7.50%. PIK means paid-in-kind. PIK income accruals may be adjusted based on the performance of the underlying investment.
(c)Denominated in U.S. dollars unless otherwise noted.
(d)See Note 8 for additional information regarding the fair value of the Company's financial instruments.
(e)Investments classified as Level 3.
(f)Security is an unfunded commitment. The stated rate reflects the spread disclosed at the time of commitment and may not indicate the actual rate received upon funding.
(g)Asset is on non-accrual status.
(h)Security or portion thereof held within Big Cedar Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with BNP Paribas.
(i)Security or portion thereof held within Boxwood Drive Funding and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with BNP Paribas.
(j)Security or portion thereof held within Chestnut Street Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Citibank, N.A.
(k)Security or portion thereof held within Green Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs Bank.
(l)Security or portion thereof held within IC II American Energy Investment, Inc., a wholly-owned subsidiary of the company.
(m)Security or portion thereof held within JCF Cayman Ltd and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs.
(n)Security or portion thereof held within Jersey City Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs.
(o)Security or a portion thereof held withing Magnolia Funding LLC.
(p)Security is non-income producing.
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Principal Business and Organization
Credit Opportunities Partners JV, LLC (formerly known as Strategic Credit Opportunities Partners, LLC) (“COPJV” or the “Company”), is a joint venture between FS KKR Capital Corp. (“FSK”) and South Carolina Retirement Systems Group Trust (“SCRS” and, together with FSK, the “Members”). FSK acquired its interests in the Company, and succeeded Corporate Capital Trust, Inc (“CCT”) as the administrative agent of the Company, as a result of its acquisition of CCT. SCRS purchased its interests in the Company from Conway Capital, LLC, an affiliate of Guggenheim Life and Annuity Company and Delaware Life Insurance Company. Effective as of June 18, 2021, Credit Opportunities Partners, LLC (“COP”) merged with and into COPJV, with COPJV surviving the merger (the “Merger”). As of June 18, 2021, COPJV assumed all of COP’s obligations under its credit facilities, and COP’s wholly- owned special purpose financing subsidiaries became wholly-owned special purpose financing subsidiaries of COPJV, in each case, as a result of the consummation of the Merger. The Company’s second amended and restated limited liability company agreement, as amended by the Amendment to the Second Amended and Restated.
Limited Liability Company agreement dated June 28, 2022, (the “Company Agreement”) requires FSK and SCRS to provide capital to the Company of up to $2.44 billion in the aggregate where FSK and SCRS would provide 87.5% and 12.5%, respectively, of the committed capital. Pursuant to the terms of the Company Agreement, FSK and SCRS each have 50% voting control of the Company and are required to agree on all investment decisions as well as certain other significant actions for the Company. The Company invests its capital in a range of investments, including senior secured loans (both first lien and second lien) to middle market companies, broadly syndicated loans, asset-based financing loans, equity, warrants and other investments. As administrative agent of the Company, FSK performs certain day-to-day management responsibilities on behalf of the Company.

Note 2. Significant Accounting Policies
Basis of Presentation — The accompanying consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company is an investment company following accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC Topic 946”).
Principles of Consolidation — COPJV owns all of the outstanding limited liability company interests of Chestnut Street Funding LLC (“Chestnut Street Funding”), Big Cedar Creek LLC (“Big Cedar Creek Funding”), Green Creek LLC (“Green Creek Funding”), Jersey City Funding LLC (“Jersey City Funding”) and Magnolia Funding LLC (“Magnolia Funding”). The financial position and results of operations of Chestnut Street Funding, Big Cedar Creek Funding, Green Creek Funding, Jersey City Funding and Magnolia Funding have been consolidated in the accompanying consolidated financial statements. All intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates — The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities at the date of the consolidated financial statements, (ii) the reported amounts of income and expenses during the reporting periods presented and (iii) disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.
Cash and Foreign Currency — Cash consists of deposits held at a custodian bank and foreign currency.
Valuation of Investments — The Company measures the value of its investments in accordance with ASC Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by FASB. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.
Valuation of the Company’s assets is completed in a manner consistent with the Company’s valuation guidelines approved by the board of managers and to the extent required, determined by a third-party valuation expert in accordance with such valuation guidelines. The Company’s valuation guidelines and the third-party valuation expert shall be subject to board approval on an annual basis.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, we may incorporate these factors into discounted cash flow models to arrive at fair value. Other factors that may be considered include the borrower’s ability to adequately service its debt, the fair market value of the borrower in relation to the face amount of its outstanding debt and the quality of collateral securing the Company’s debt investments.
For convertible debt securities, fair value generally approximates the fair value of the debt plus the fair value of an option to purchase the underlying security (i.e., the security into which the debt may convert) at the conversion price. To value such an option, a standard option pricing model may be used.
Equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The Company may consider various factors, such as multiples of EBITDA, cash flows, net income, revenues or, in limited instances, book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or acquisition, recapitalization, restructuring or other related items.
The Company may consider private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies or industry practices in determining fair value. The Company may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, and may apply discounts or premiums, where and as appropriate, due to the higher (or lower) financial risk and/or the smaller size of portfolio companies relative to comparable firms, as well as such other factors may be relevant in assessing fair value. Generally, the value of equity interests in public companies for which market quotations are readily available is based upon the most recent closing public market price.
When the Company receives warrants or other equity securities at nominal or no additional cost in connection with an investment in a debt security, the cost basis in the investment will be allocated between the debt securities and any such warrants or other equity securities received at the time of origination. These warrants or other equity securities received are subsequently recorded at fair value.
Security Transactions, Realized/Unrealized Gains or Losses, and Income Recognition— Investment transactions are recorded on trade date. The Company measures realized gains or losses from the sale of investments using the specific identification method. Realized gains or losses are measured by the difference between the net proceeds from the sale and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. Unrealized gains or losses primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized. The amortized cost basis of investments includes (i) the original cost and (ii) adjustments for the accretion/amortization of market discounts and premiums, original issue discount and loan origination fees. The Company reports changes in fair value of investments as a component of net change in unrealized appreciation (depreciation) on investments in the consolidated statements of operations.
Revenue Recognition — Security transactions are accounted for on the trade date. The Company records interest income on an accrual basis to the extent that it expects to collect such amounts. The Company records dividend income on the ex-dividend date. Distributions received from limited liability company (“LLC”) and limited partnership (“LP”) investments are evaluated to determine if the distribution should be recorded as dividend income or a return of capital. The Company does not accrue as a receivable interest or dividends on loans and securities if it has reason to doubt its ability to collect such income. The Company's policy is to place investments on non-accrual status when there is reasonable doubt that interest income will be collected. The Company considers many factors relevant to an investment when placing it on or removing it from non-accrual status including, but not limited to, the delinquency status of the investment, economic and business conditions, the overall financial condition of the underlying investment, the value of the underlying collateral, bankruptcy status, if any, and any other facts or circumstances relevant to the investment. If there is reasonable doubt that the Company will receive any previously accrued interest, then the accrued interest will be written-off. Payments received on non-accrual investments may be recognized as income or applied to principal depending upon the collectability of the remaining principal and interest. Non-accrual investments may be restored to accrual status when principal and interest become current and are likely to remain current based on the Company's judgment.
Loan origination fees, original issue discount and market discount are capitalized and the Company amortizes such amounts as interest income over the respective term of the loan or security. Upon the prepayment of a loan or security, any unamortized loan origination fees and original issue discount are recorded as interest income.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Structuring and other non-recurring upfront fees are recorded as fee income when earned. The Company records prepayment premiums on loans and securities as fee income when it receives such amounts.
Derivative Instruments — The Company’s derivative instruments consist of foreign currency forward contracts. The Company recognizes all derivative instruments as assets or liabilities at fair value in its consolidated financial statements. Derivative contracts entered into by the Company are not designated as hedging instruments, and as a result, the Company presents changes in fair value through net change in unrealized appreciation (depreciation) on derivative instruments in the statements of operations. Realized gains and losses that occur upon the cash settlement of the derivative instruments are included in net realized gains (losses) on derivative instruments in the statements of operations.
Income Taxes — No provision has been made in the accompanying consolidated financial statements for federal, state or local income taxes of the Members. Each Member is individually responsible for reporting its share of the Company’s taxable income or loss. Interest and other income realized by the Company from non—U.S. sources and capital gains realized on the sale of securities of non—U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced. The Company reports on the accrual basis of accounting for financial statement and tax purposes.
As of December 31, 2023, the Company had a deferred tax asset of $8 million resulting from a combination of unrealized depreciation on investments held by and net operating losses and other tax attributes of the Company’s wholly-owned taxable subsidiaries. As of December 31, 2023, certain wholly-owned taxable subsidiaries anticipated that they would be unable to fully utilize their generated net operating losses, therefore the deferred tax asset was offset by a valuation allowance of $8 million.
Deferred Financing Costs — Financing costs, including upfront fees, commitment fees and legal fees related to the Company’s credit facilities are deferred and amortized over the life of the related financing instrument using either the effective interest method or straight-line method. The amortization of deferred financing costs is included in interest expense in the consolidated statements of operations.
Distributions — COPJV intends to make distributions quarterly based on the Company’s net investment income earned in the preceding quarter. Distributions are made pro rata in accordance with each Member’s proportionate share.
Distributions of $250.00 million and $227.00 million were made during the years ended December 31, 2023 and 2022, respectively.
Reclassifications — Certain prior year amounts in the consolidated financial statements may have been reclassified to conform to the current year presentation.
Recent Accounting Pronouncements — In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (“ASU 2022-03”),” which clarifies guidance for fair value measurement of an equity security subject to a contractual sale restriction and establishes new disclosure requirements for such equity securities. ASU 2022-03 is effective for fiscal years beginning after December 15, 2023 and for interim periods within those fiscal years, with early adoption permitted. The Company has concluded that this guidance will not have a material impact on its consolidated financial statements.

Note 3. Investments
As of December 31, 2023 and 2022, the Company’s investment portfolio consisted of the following:

	December 31, 2023
Investment Type	Amortized Cost(1)	Fair Value	% of Investment Portfolio	% of Net Assets
Senior Secured Loans—First Lien	$2,648,454,151	$2,592,399,702	74.7%	162.4%
Senior Secured Loans—Second Lien	348,248,597	234,249,069	6.8%	14.7%
Other Senior Secured Debt	27,342,773	20,628,563	0.6%	1.3%
Subordinated Debt	4,857,558	5,037,702	0.1%	0.3%
Asset Based Finance	455,277,101	437,882,142	12.6%	27.4%
Equity/Other	184,660,282	180,630,926	5.2%	11.3%
Total Investment	$3,668,840,462	$3,470,828,104	100.0%	217.4%

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

	December 31, 2022
Investment Type	Amortized Cost(1)	Fair Value	% of Investment Portfolio	% of Net Assets
Senior Secured Loans—First Lien	$2,519,474,953	$2,414,811,067	67.8%	147.9%
Senior Secured Loans—Second Lien	459,102,989	384,954,520	10.8%	23.6%
Other Senior Secured Debt	25,020,473	20,911,988	0.6%	1.3%
Subordinated Debt	20,953,674	21,117,939	0.6%	1.3%
Asset Based Finance	550,555,980	542,048,023	15.2%	33.2%
Equity/Other	180,395,631	179,018,270	5.0%	11.0%
Total Investments	$3,755,503,700	$3,562,861,807	100.0%	218.3%
____________
(1)Amortized cost represents the original cost adjusted for the amortization of premiums and/or accretion of discounts, as applicable, on investments.

Note 4. Derivative Instruments
The following is a summary of the fair value and location of the Company’s derivative instruments in the consolidated statements of assets and liabilities held as of December 31, 2023 and 2022:

Derivative Instrument	Statement Location	December 31, 2023	December 31, 2022
Foreign currency forward contracts	Unrealized appreciation on foreign currency forward contracts	$5,028,542	$25,540,554
Foreign currency forward contracts	Unrealized depreciation on foreign currency forward contracts	(13,059,999)	(13,659,509)
Total		$(8,031,457)	$11,881,045
Net unrealized gains and losses on derivative instruments recorded by the Company for the year ended December 31, 2023 and 2022 are in the following locations in the consolidated statements of operations:

Derivative Instrument	Statement Location	December 31, 2023	December 31, 2022
Foreign currency forward contracts	Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	$(19,912,502)	$18,603,521
Total		$(19,912,502)	$18,603,521
Foreign Currency Forward Contracts
The Company may enter into foreign currency forward contracts from time to time to facilitate settlement of purchases and sales of investments denominated in foreign currencies and to economically hedge the impact that an adverse change in foreign exchange rates would have on the value of the Company’s investments denominated in foreign currencies. A foreign currency forward contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. These contracts are marked-to-market by recognizing the difference between the contract forward exchange rate and the forward market exchange rate on the last day of the period presented as unrealized appreciation or depreciation. Realized gains or losses are recognized when forward contracts are settled. Risks arise as a result of the potential inability of the counterparties to meet the terms of their contracts. The Company attempts to limit counterparty risk by only dealing with well-known counterparties.
The Company was a party to twenty three foreign currency forward contracts during the period which related to economic hedging of the Company’s foreign currency denominated debt investments. As of December 31, 2023 and 2022, the Company’s open foreign currency forward contracts were as follows:

December 31, 2023
Foreign Currency	Settlement Date	Counterparty	Notional Amount and Transaction			US $ Value at Settlement Date	US $ Value at December 31, 2023	Unrealized Appreciation (Depreciation)
SEK	March 15, 2024	Goldman Sachs Bank	SEK	288,600,000	Sold	$32,301,752	$28,791,730	$3,510,022
GBP	April 3, 2024	Morgan Stanley and Co.		£2,300,000	Sold	2,945,104	2,931,545	13,559
AUD	June 14, 2024	Morgan Stanley and Co.	A$	10,700,000	Sold	6,783,800	7,337,829	(554,029)
EUR	June 14, 2024	Goldman Sachs Bank		€12,728,750	Sold	14,102,183	14,172,464	(70,281)
EUR	June 14, 2024	Goldman Sachs Bank		€10,541,870	Sold	11,496,963	11,737,545	(240,582)

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

December 31, 2023
Foreign Currency	Settlement Date	Counterparty	Notional Amount and Transaction			US $ Value at Settlement Date	US $ Value at December 31, 2023	Unrealized Appreciation (Depreciation)
EUR	June 28, 2024	Goldman Sachs Bank		€15,900,000	Sold	$17,257,860	$17,713,661	$(455,801)
EUR	June 28, 2024	Morgan Stanley and Co.		€51,300,000	Sold	55,760,535	57,151,623	(1,391,088)
CAD	September 13, 2024	Goldman Sachs Bank	C$	7,920,000	Sold	5,837,264	6,014,451	(177,187)
CAD	September 13, 2024	Goldman Sachs Bank	C$	7,500,000	Sold	5,527,712	5,695,503	(167,791)
CAD	September 13, 2024	Goldman Sachs Bank	C$	19,749,875	Sold	14,573,403	14,998,063	(424,660)
AUD	October 21, 2024	Goldman Sachs Bank	A$	69,500,000	Sold	43,732,875	47,734,786	(4,001,911)
AUD	October 21, 2024	Goldman Sachs Bank	A$	23,300,000	Sold	16,044,380	16,003,173	41,207
AUD	October 21, 2024	Goldman Sachs Bank	A$	13,300,000	Sold	9,158,380	9,134,858	23,522
AUD	October 21, 2024	Morgan Stanley and Co.	A$	30,100,000	Sold	18,956,980	20,673,627	(1,716,647)
AUD	October 21, 2024	Morgan Stanley and Co.	A$	22,500,000	Sold	15,511,500	15,453,708	57,792
EUR	November 15, 2024	Goldman Sachs Bank		€3,500,000	Sold	4,238,150	3,924,198	313,952
GBP	November 15, 2024	Goldman Sachs Bank		£2,850,000	Sold	3,521,175	3,634,133	(112,958)
EUR	January 21, 2025	Morgan Stanley and Co.		€36,000,000	Sold	38,970,000	40,493,461	(1,523,461)
GBP	January 31, 2025	Goldman Sachs Bank		£26,800,000	Sold	35,258,080	34,189,593	1,068,487
SEK	June 10, 2025	Goldman Sachs Bank	SEK	80,500,000	Sold	7,501,631	8,166,624	(664,993)
GBP	January 20, 2026	Morgan Stanley and Co.		£10,500,000	Sold	12,672,450	13,418,935	(746,485)
AUD	April 30, 2026	Morgan Stanley and Co.	A$	28,500,000	Sold	18,963,900	19,488,098	(524,198)
GBP	December 31, 2026	Goldman Sachs Bank		£5,100,000	Sold	6,255,660	6,543,586	(287,926)
						$397,371,737	$405,403,194	$(8,031,457)

December 31, 2022
Foreign Currency	Settlement Date	Counterparty	Notional Amount and Transaction			US $ Value at Settlement Date	US $ Value at December 31, 2022	Unrealized Appreciation (Depreciation)
AUD	July 5, 2023	Goldman Sachs Bank	A$	23,300,000	Sold	$16,861,045	$15,967,207	$893,838
AUD	July 5, 2023	Goldman Sachs Bank	A$	13,300,000	Sold	9,796,780	9,114,329	682,451
AUD	July 5, 2023	Morgan Stanley and Co.	A$	22,500,000	Sold	16,841,250	15,418,977	1,422,273
AUD	June 14, 2024	Morgan Stanley and Co.	A$	47,300,000	Sold	29,988,200	32,502,357	(2,514,157)
AUD	June 14, 2024	Goldman Sachs Bank	A$	17,000,000	Sold	11,787,800	11,681,608	106,192
AUD	October 21, 2024	Goldman Sachs Bank	A$	69,500,000	Sold	43,732,875	47,717,035	(3,984,160)
AUD	October 21, 2024	Morgan Stanley and Co.	A$	30,100,000	Sold	18,956,980	20,665,939	(1,708,959)
CAD	January 11, 2023	Goldman Sachs Bank	C$	7,920,000	Sold	6,219,570	5,852,372	367,198
CAD	January 11, 2023	Goldman Sachs Bank	C$	6,500,000	Sold	5,198,336	4,803,083	395,253
CAD	January 11, 2023	Goldman Sachs Bank	C$	19,749,875	Sold	15,538,847	14,593,891	944,956
CAD	January 11, 2023	Goldman Sachs Bank	C$	6,500,000	Sold	(4,760,161)	(4,803,083)	42,922
CAD	January 11, 2023	Goldman Sachs Bank	C$	7,920,000	Sold	(5,800,073)	(5,852,372)	52,299
CAD	January 11, 2023	Goldman Sachs Bank	C$	19,749,875	Sold	(14,479,380)	(14,593,891)	114,511
CAD	September 13, 2024	Goldman Sachs Bank	C$	7,920,000	Sold	5,837,264	5,895,159	(57,895)
CAD	September 13, 2024	Goldman Sachs Bank	C$	7,500,000	Sold	5,527,713	5,582,537	(54,824)
CAD	September 13, 2024	Goldman Sachs Bank	C$	19,749,875	Sold	14,573,402	14,700,587	(127,185)
EUR	January 11, 2023	Morgan Stanley and Co.		€64,000,000	Sold	72,524,800	68,510,856	4,013,944
EUR	July 5, 2023	Goldman Sachs Bank		€12,728,750	Sold	13,356,277	13,776,786	(420,509)
EUR	August 4, 2023	Morgan Stanley and Co.		€4,700,000	Sold	5,115,010	5,094,126	20,884
EUR	December 15, 2023	Goldman Sachs Bank		€48,000,000	Sold	57,552,000	52,347,113	5,204,887
EUR	December 15, 2023	Goldman Sachs Bank		€51,300,000	Sold	52,274,700	55,945,977	(3,671,277)
EUR	December 15, 2023	Morgan Stanley and Co.		€15,900,000	Sold	16,260,453	17,339,981	(1,079,528)
EUR	December 15, 2023	Goldman Sachs Bank		€10,541,870	Sold	12,768,313	11,496,593	1,271,720
EUR	November 15, 2024	Goldman Sachs Bank		€3,500,000	Sold	4,238,150	3,853,589	384,561
GBP	April 14, 2023	Goldman Sachs Bank		£6,462,233	Sold	8,741,786	7,823,404	918,382
GBP	April 14, 2023	Goldman Sachs Bank		£11,850,000	Sold	14,904,338	14,346,022	558,316
GBP	August 4, 2023	Morgan Stanley and Co.		£2,300,000	Sold	2,748,730	2,789,745	(41,015)
GBP	October 13, 2023	Morgan Stanley and Co.		£10,500,000	Sold	14,033,250	12,745,825	1,287,425
GBP	January 31, 2025	Goldman Sachs Bank		£26,800,000	Sold	35,258,080	32,464,104	2,793,976
SEK	March 15, 2024	Goldman Sachs Bank	SEK	288,600,000	Sold	32,301,752	28,237,186	4,064,566
						$517,898,087	$506,017,042	$11,881,045

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

The Company’s foreign currency forward contracts are subject to master netting agreements. These agreements include provisions to offset positions with the same counterparty in the event of default by one of the parties. As of December 31, 2023, the Company had $(1,646,900) and $(6,384,557) of assets (liabilities) with Goldman Sachs Bank and Morgan Stanley and Co., respectively, that were not offset by any collateral. As of December 31, 2022, the Company had $13,071,927 and $(1,190,882) of assets (liabilities) with Goldman Sachs Bank and Morgan Stanley and Co., respectively, that were not offset by any collateral.
Note 5. Fair Value Measurement
The Company’s investments were categorized in the fair value hierarchy described in Note 2. “Significant Accounting Policies”, as follows as of December 31, 2023 and 2022:

	December 31, 2023
Investment Type	Level 1	Level 2	Level 3	Total
Senior Debt	$—	$160,252,899	$2,687,024,435	$2,847,277,334
Subordinated Debt	—	5,037,702	—	5,037,702
Asset Based Finance	—	11,615,696	426,266,446	437,882,142
Equity/Other	—	15,688	180,615,238	180,630,926
Total Investments	$—	$176,921,985	$3,293,906,119	$3,470,828,104

	December 31, 2022
Investment Type	Level 1	Level 2	Level 3	Total
Senior Debt	$—	$272,043,853	$2,548,633,722	$2,820,677,575
Subordinated Debt	—	4,096,686	17,021,253	21,117,939
Asset Based Finance	—	6,088,749	535,959,274	542,048,023
Equity/Other	—	—	179,018,270	179,018,270
Total Investments	$—	$282,229,288	$3,280,632,519	$3,562,861,807
In addition, the Company had foreign currency forward contracts, as described in Note 4. “Derivative Instruments,” which were categorized as Level 2 in the fair value hierarchy as of December 31, 2023 and 2022.
The following is a reconciliation for the years ended December 31, 2023 of investments for which significant unobservable inputs (Level 3) were used in determining fair value:

	For the Year Ended December 31, 2023
	Senior Debt	Subordinated Debt	Asset Based Finance	Equity/Other	Total
Fair value at beginning of period	$2,548,633,722	$17,021,253	$535,959,274	$179,018,270	$3,280,632,519
Accretion of discount (amortization of premium)	5,414,043	47,559	314,810	43,168	5,819,580
Net realized gain (loss)	(7,588,940)	429,619	(4,676,645)	—	(11,835,966)
Net change in unrealized appreciation (depreciation)	(11,707,485)	(844,677)	(9,560,841)	(2,644,101)	(24,757,104)
Purchases	518,230,684	—	78,029,683	30,522,311	626,782,678
Paid-in-kind interest	3,825,959	—	1,569,591	4,307,459	9,703,009
Sales and repayments	(379,508,174)	(16,653,754)	(175,369,426)	(30,631,869)	(602,163,223)
Transfers into Level 3	9,724,626	—	—	—	9,724,626
Transfers out of Level 3	—	—	—	—	—
Fair value at end of period	$2,687,024,435	$—	$426,266,446	$180,615,238	$3,293,906,119
The amount of total gains or losses for the period included in changes in net assets attributable to the change in unrealized gains or losses relating to investments still held at the reporting date	$(28,780,539)	$—	$(8,597,321)	$7,376,435	$(30,001,425)
There were no transfers between Level 1 and Level 2 during the years ended December 31, 2023. The carrying value of cash is classified as Level 1 with respect to the fair value hierarchy.
At December 31, 2023, the Company held investment positions classified as Level 3, representing an aggregate fair value of $3,293.9 million and 94.9% of the total investment portfolio. At December 31, 2022, the Company held investment positions classified as Level 3, representing an aggregate fair value of $3,280.6 million and 92.1% of the total investment portfolio. The ranges

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

of unobservable inputs used in the fair value measurement of the Company’s Level 3 investments as of December 31, 2023 and 2022 were as follows:

Type of Investment	Fair Value at December 31, 2023	Valuation Technique(1)	Unobservable Input	Range (Weighted Average)(2)	Impact to Valuation from an Increase in Input(3)
Senior Debt	$2,589,917,665	Discounted Cash Flow	Discount Rate	6.1% - 18.7% (11.5%)	Decrease
	97,106,770	Waterfall	EBITDA Multiple	7.5x - 10.4x (9.0x)	Increase
Asset Based Finance	296,926,469	Discounted Cash Flow	Discount Rate	7.4% - 13.4% (9.7%)	Decrease
	89,872,080	Waterfall	EBITDA Multiple	1.1x - 1.2x (1.2x)	Increase
	31,432,197	Other(4)
	8,035,700	Indicative Dealer Quotes		26.8% - 26.8% (26.8%)	Increase
Equity/Other	108,183,683	Waterfall	EBITDA Multiple	4.9x - 13.0x (9.0x)	Increase
	72,431,555	Discounted Cash Flow	Discount Rate	12.4% - 21.0% (15.4%)	Decrease
Total	$3,293,906,119

Type of Investment	Fair Value at December 31, 2022	Valuation Technique(1)	Unobservable Input	Range (Weighted Average)(2)	Impact to Valuation from an Increase in Input(3)
Senior Debt	$2,533,562,374	Discounted Cash Flow	Discount Rate	6.0% - 32.3% (12.2%)	Decrease
	14,848,459	Waterfall	EBITDA Multiple	10.1% - 10.1% (10.1%)	Increase
	222,889	Cost
Subordinated Debt	17,021,253	Discounted Cash Flow	Discount Rate	8.4% - 8.4% (8.4%)	Decrease
Asset Based Finance	368,417,330	Discounted Cash Flow	Discount Rate	6.5% - 15.2% (11.5%)	Decrease
	91,578,515	Waterfall	EBITDA Multiple	1.0x - 1.4x (1.2x)	Increase
	24,000,000	Cost
	39,291,624	Other(4)
	12,671,805	Indicative Dealer Quotes		42.0% - 42.0% (42.0%)	Increase
Equity/Other	114,680,429	Waterfall	EBITDA Multiple	5.0x - 12.8x (9.2x)	Increase
	64,337,841	Discounted Cash Flow	Discount Rate	13.4% - 22.1% (16.3%)	Decrease
Total	$3,280,632,519
_______________
(1)Certain investment may be valued at cost for a period of time after an acquisition as the best indicator of fair value.
(2)Weighted average amounts are based on the estimated fair values.
(3)This column represents the directional change in the fair value of the Level 3 investments that would result from increase to the corresponding unobservable input. A decrease to the input would have the opposite effect. Significant changes in these inputs in isolation could result in significantly higher or lower fair value measurements.
(4)Fair value based on expected outcome of proposed corporate transactions and/or other factors.
The above tables represent the significant unobservable inputs as they relate to the Company’s determination of fair values for the majority of its investments categorized within Level 3 as of December 31, 2023 and 2022. In addition to the techniques and inputs noted in the tables above, according to the Company’s valuation policy, it may also use other valuation techniques and methodologies when determining the fair value estimates for the Company’s investments. Any significant increases or decreases in the unobservable inputs would result in significant increases or decreases in the fair value of the Company’s investments.
The Company’s investments consist primarily of debt investments that were acquired directly from the issuer. Debt investments, for which broker quotes are not available, are valued by independent valuation firms, which determine the fair value of such investments by considering, among other factors, the borrower’s ability to adequately service its debt, prevailing interest rates for like investments, expected cash flows, call features, anticipated repayments and other relevant terms of the investments. Except as described below, all of the Company’s equity/other investments are also valued by independent valuation firms, which determine the fair value of such investments by considering, among other factors, contractual rights ascribed to such investments, as well as various income scenarios and multiples of EBITDA, cash flows, net income, revenues or, in limited instances, book value or liquidation value. An investment that is newly issued and purchased near the date of the consolidated financial statements is valued at cost if the Company determines that the cost of such investment is the best indication of its fair value. Such investments described above are typically classified as Level 3 within the fair value hierarchy. Investments that are traded on an active public market are valued at their closing price as of the date of the consolidated financial statements and are classified as Level 1 within the fair value hierarchy. Except

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

as described above, the Company typically values its other investments by using the midpoint of the prevailing bid and ask prices from dealers on the date of the relevant period end, which are provided by independent third-party pricing services and screened for validity by such services and are typically classified as Level 2 within the fair value hierarchy.

Note 6. Significant Agreements and Related Parties
Purchase of Investments from FSK — During the years ended December 31, 2023 and 2022, the Company purchased investments from FSK at fair value, as determined in accordance with ASC 820 and as agreed to by FSK and the Company’s board of managers, for an aggregate amount of approximately $557 million and $1,068 million, respectively.
Administrative Services — The Company is a party to an administrative services agreement with FSK (the “Administrative Services Agreement”) whereby FSK performs, and oversees the performance of, various administrative services on behalf of the Company. Administrative services may include general ledger accounting services, calculating the Company’s net asset value, maintaining required corporate and financial records, financial reporting for the Company and its subsidiaries, reporting to the Company’s board of managers and lenders, overseeing the payment of the Company’s expenses and member distributions and management and oversight of service providers in their performance of administrative and professional services rendered for the Company. FSK is entitled to a fee of 0.25% of the Company’s assets under administration, calculated and payable quarterly in arrears.

Note 7. Borrowings
Big Cedar Creek Funding has a revolving credit facility with BNP Paribas, (as amended, the “Big Cedar Creek Funding Credit Facility”), which provides for up to $600 million of borrowings as of December 31, 2023. The Big Cedar Creek Funding Credit Facility provides loans in U.S. dollars, Australian dollars, Canadian dollars, New Zealand dollars, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of term SOFR (subject to a 0% floor) plus a spread of 2.85% during the reinvestment period and 3.35% thereafter. Foreign currency loans bear interest at the applicable floating rate (subject to a 0% floor) plus a spread of 2.95% to 3.05% during the reinvestment period and 3.45% to 3.55% thereafter. Big Cedar Creek Funding also pays a commitment fee of up to 0.50% on undrawn commitments. The Big Cedar Creek Funding Credit Facility matures on April 11, 2027. As of December 31, 2023 and 2022, total outstanding borrowings under the Big Cedar Creek Funding Credit Facility were $523,123,652 and $259,448,237, respectively.
On April 15, 2020, Boxwood Drive Funding entered into a Revolving Credit and Security Agreement with BNP Paribas, as administrative agent and lender, Wells Fargo Bank, N.A., as collateral agent, the Company, as equityholder and servicer, and the other lenders from time to time party thereto (the “Boxwood Drive Funding Revolving Credit Facility”). On April 11, 2023, concurrent with the closing of the Fourth Amendment to the Big Cedar Creek Funding Credit Facility, Boxwood Drive Funding merged with and into Big Cedar Creek Funding, or the Big Cedar Merger, pursuant to an Agreement of Merger with Big Cedar Creek Funding surviving the Big Cedar Merger. Upon consummation of the Big Cedar Merger, the Boxwood Drive Funding Revolving Credit Facility was terminated and all outstanding borrowings were assumed into the Big Cedar Creek Funding Credit Facility.
Chestnut Street Funding has a revolving credit facility (the “Chestnut Street Funding Credit Facility”) with Citibank, N.A., as administrative agent and lender, and Wells Fargo Bank, National Association, as collateral agent, which provides for up to $400 million of borrowings as of December 31, 2023. The Chestnut Street Funding Credit Facility provides loans in U.S. dollars, Australian dollars, Canadian dollars, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of SOFR (subject to a 0% floor) plus 2.45%. Foreign currency loans bear interest at the applicable floating rate (subject to a 0% floor) plus 2.45%. Chestnut Street Funding also pays a commitment fee of up to 0.50% on undrawn commitments. The Chestnut Street Funding Credit Facility matures on September 18, 2027. As of December 31, 2023 and 2022, total outstanding borrowings under the Chestnut Street Funding Credit Facility were $331,689,008 and $316,432,283, respectively.
Green Creek Funding, a wholly-owned subsidiary of COPJV, has a revolving credit facility with Goldman Sachs Bank, (as amended, the “Green Creek Funding Credit Facility”), which provides for up to $400 million of borrowings as of December 31, 2023. The Green Creek Credit Facility provides for loans in U.S. dollars, Canadian dollars, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of term SOFR (subject to a 0% floor) plus 2.25%. Foreign currency loans bear interest at the rate of the applicable floating rate (subject to a 0% floor) plus the spread applicable to the specified currency. Green Creek Funding also pays a commitment fee of up to 2.25% on undrawn commitments. The Green Creek Funding Credit Facility matures on January 30, 2027. As of December 31, 2023 and 2022, total outstanding borrowings under the Green Creek Funding Credit Facility were $265,575,459 and $304,119,900, respectively.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Magnolia Funding LLC has a revolving credit facility with Morgan Stanley Senior Funding, Inc., or the Magnolia Funding Credit Facility, which provides for up to $300 million of borrowings as of December 31, 2023. The Magnolia Funding Credit Facility provides for loans in U.S. dollars, Australian dollars, Canadian dollars, Swedish Krona, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of SOFR (subject to a 0% floor) plus a spread of 2.20%. Foreign currency loans bear interest at the applicable floating rate (subject to a 0% floor) plus the spread applicable to the specified currency. Magnolia Funding also pays a commitment fee of 0.35% on undrawn commitments. The Magnolia Funding Credit Facility matures on July 14, 2027. As of December 31, 2023 and 2022, total outstanding borrowings under the Magnolia Funding Credit Facility were $197,531,607 and $251,433,797, respectively.
On March 31, 2021, COPJV sold in a private placement $300 million of aggregate principal amount of unsecured notes, or the April COPJV Notes, to qualified institutional buyers in reliance on Section 4(a)(2) of the Securities Act. Interest of the April COPJV Notes is payable quarterly on the 1st of each of January, April, July and October, at a fixed annual rate of 4.25%, commencing July 1, 2021. This interest rate is subject to increase up to 4.75% in the event that the April COPJV Notes cease to be rated investment grade, and the April COPJV Notes will be subject to an additional 2.0% of default interest during the continuance of an event of default. The April COPJV Notes mature on April 1, 2026, unless redeemed, purchased or prepaid prior to such date by COPJV in accordance with their terms. As of December 31, 2023 and 2022, $300,000,000 of the April COPJV Notes was outstanding.
On August 17, 2021, COPJV sold in a private placement $225 million of aggregate principal amount of Series B senior unsecured notes, or the August COPJV Notes and together with the April COPJV Notes, the COPJV Notes, to qualified institutional buyers in reliance on Section 4(a)(2) of the Securities Act. Interest of the August COPJV Notes is payable semi-annually on the 17th of each of February and August, at a fixed annual rate of 3.62%, commencing February 17, 2022. This interest rate is subject to increase up to 4.12% in the event that the COPJV Notes cease to be rated investment grade, and the August COPJV Notes will be subject to an additional 2.0% of default interest during the continuance of an event of default. The August COPJV Notes mature on August 17, 2026, unless redeemed, purchased or prepaid prior to such date by COPJV in accordance with their terms. As of December 31, 2023 and 2022, $225,000,000 of the August COPJV Notes was outstanding.
The COPJV Notes are general unsecured obligations that rank pari passu with all outstanding and future unsecured and unsubordinated indebtedness that COPJV may issue. COPJV used the net proceeds from the COPJV Notes for general corporate purposes, including to make investments, repay existing debt and make permitted distributions.
Under its financing arrangements, the Company has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar financing arrangements. The Company was in compliance with all covenants required by its financing arrangements as of December 31, 2023 and December 31, 2022.

Note 8. Commitments and Contingencies
Unfunded commitments to provide funds to portfolio companies are not recorded in the Company’s consolidated statements of assets and liabilities. Since these commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Company has sufficient liquidity to fund these commitments. As of December 31, 2023, the Company had three unfunded debt commitments with aggregate unfunded commitments of $24,790,786. For additional details regarding the Company’s unfunded debt investments, see the Company’s Consolidated Schedule of Investments as of December 31, 2023.
In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Note 9. Financial Highlights
Below is the schedule of financial highlights of the Company for the years ended December 31, 2023 and 2022, respectively:

	Year Ended December 31,
	2023	2022
Operating performance per unit:
Members’ equity per unit, beginning of year	$872.34	$954.80
Income from investment operations:
Net investment income	130.79	120.87
Net realized and unrealized gains (losses)	(16.35)	(80.51)
Total from investment operations	114.44	40.36
Distributions to members:
Net investment income	(133.61)	(122.82)
Total from distributions to members	(133.61)	(122.82)
Members’ equity per unit, end of year	$853.17	$872.34

Ratio/Supplemental Data (in thousands, except ratios)
Total return(1)	13.12%	4.23%
Total operating expenses to average members’ equity(2)	8.50%	4.89%
Net investment income to average members’ equity(2)	15.28%	13.13%
Members’ equity, at end of year (in 000’s)	$1,596,431	$1,632,302
Weighted average units outstanding (in 000’s)	1,871	1,814
Average members’ equity (in 000’s)	$1,601,306	$1,669,485
_______________
(1)The total return is calculated by taking the increase or decrease in members' equity, adding distributions declared during the period, and dividing by the beginning members' equity.
(2)Ratios are calculated for the Members taken as a whole. The computations of such ratios are based on the amount of income and expenses assessed to a member's equity and may vary from these ratios based on the timing of equity transactions.

Note 10. Subsequent Events
Subsequent events have been evaluated through February 26, 2024, the date the audited consolidated financial statements were issued. The Company has concluded that there are no subsequent events that would require adjustment or disclosure in the consolidated financial statements.